Exhibit 10.1

       HEALTHCARE RECEIVABLES PURCHASE AGREEMENT

              Dated as of July 31, 1996

		UNILAB CORPORATION, a Delaware corporation
(together with its successors and assigns, the "Provider) and DAIWA HEALTHCO-2 LLC, a Delaware limited liability company (together with its successors and assigns, the "Purchaser"), agree as follows:

PRELIMINARY STATEMENTS.  Certain terms
that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References herein and in the Exhibits and Schedules hereto to the "Agreement" refer to this Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

The Provider wishes to sell to the Purchaser on a continuing basis certain of its healthcare receivables. The
Purchaser is prepared to purchase such healthcare receivables on the terms and subject to the conditions set forth herein.
Accordingly, the parties agree as follows:


ARTICLE I
COMMITMENTS; AMOUNTS AND TERMS OF THE PURCHASES

		SECTION 1.01.  Sale and Purchase.  On the terms
and conditions set forth herein, the Provider agrees to sell to the Purchaser on the Initial Purchase Date and each Purchase Date thereafter until the Facility Termination Date, and the Purchaser agrees to purchase from the Provider on each Purchase Date until the Facility Termination Date, the Provider's Designated Receivables. Under no circumstances shall the Purchaser make a purchase of Receivables on any Purchase Date if, after giving effect to such purchase, the aggregate Outstanding Purchase Price of all Purchased Batches would exceed $20,000,000 (the "Purchase Limit").

SECTION 1.02.  Receivable Information and
Purchased Batch Determination. (a) On each Business Day after the Initial Purchase Date, the Provider shall provide the Master Servicer by Transmission the information listed on Exhibit VI hereto (as such Exhibit may be modified by the Purchaser in consultation with the Provider from time to time, the "Receivable Information") with respect to all of its new Accounts, including, without limitation, new Receivables of Designated Obligors that it has determined constitute Eligible Receivables (the "Proposed Eligible Receivables").

(b) On or prior to the Batching Time, the Provider shall inform the Program Manager of the Proposed Purchase
Amount of Eligible Receivables with respect to the following Purchase Date. All Proposed Eligible Receivables for which Receivable Information has been received by the Master Servicer between the prior Batching Time and the current Batching Time shall be reviewed by the Purchaser Group to determine whether they constitute Eligible Receivables. The Program Manager shall determine by Selection those Eligible Receivables in an aggregate amount equal to the Proposed Purchase Amount that shall become Designated Receivables on the Purchase Date. On the Purchase Date the Purchaser shall purchase from the Provider the Designated Receivables (a "Purchased Batch"). On or prior to each Purchase Date, the Purchaser or the Program Manager shall send to the Provider a list of the Designated Receivables to be purchased on such date.

SECTION 1.03.  The Purchases.  (a)  On each
Purchase Date, subject to satisfaction of the applicable conditions set forth in Exhibit II hereto, the Purchaser shall make available to the Provider in same day funds, at the Provider Account, an amount equal to the Initial Disbursement of the Purchased Batch.
The Initial Disbursement for such Purchased Batch plus the
Residual Amounts (representing the deferred purchase price with respect thereto) payable on the dates set forth in Section 1.04(c), shall constitute the "Purchase Price" with respect to such Purchased Batch. Reference is made to Exhibit XIII hereto for a numerical example (for illustrative purposes only) of the manner of calculation of the Initial Disbursement and the Residual Amounts for a Purchased Batch.

(b)  Effective on each Purchase Date, in
consideration of payment of the Purchase Price, the Provider hereby sells and assigns to the Purchaser, as absolute owner, the Purchased Batch purchased on such Purchase Date.

SECTION 1.04.  Collection and Payment
Procedures.  (a)  Collections on the Purchased Batch.  The
Purchaser shall be entitled with respect to each Purchased Batch,
(i) to receive all Collections on such Purchased Batch, and (ii) to have and to exercise any and all rights (x) to collect, record, track and take all actions to obtain Collections with respect to each Purchased Receivable payable by Insurers, and (y) in a manner consistent with all applicable laws and regulations, to collect, record, track and take all actions to obtain Collections with respect to each Purchased Receivable payable by Governmental Entities.
The parties acknowledge that the Purchaser is assigning certain of these rights to the Master Servicer and the Primary Servicer in accordance with the terms of Section 1.05 hereof.

(b) Collections Not Part of Purchased Batch. As soon as practicable (based on the reasonable efforts of the Purchaser to effectuate distributions on each Business Day), but subject to the rights of the Purchaser pursuant to Section 4.03 hereof, the Purchaser shall turn over to the Provider any cash collections or other cash proceeds received by the Purchaser since the prior distribution under this Section 1.04(b) with respect to Redirected Receivables and other Accounts that are not part of any Purchased Batch.

(c)  Distributions on each Settlement Date.  On each
Settlement Date and with respect to each Purchased Batch, Total Collections not distributed on any prior Settlement Date shall be distributed as follows: FIRST, to the Provider an amount equal to the Excess Default Amount, if any, with respect to any prior Purchased Batch, until such amount has been paid in full;
SECOND, to the Purchaser an amount in cash equal to the Aggregate Batch Discounts with respect to such Purchased Batch, until such amount has been paid in full; THIRD, to the Provider, an amount in cash equal to the Reserve Reduction Amount, until such amount has been paid in full; FOURTH, to the Purchaser, an amount in cash equal to the Initial Disbursement with respect to such Purchased Batch, until such amount has been paid in full; and FIFTH, to the Provider, an amount equal to any Residual Amount with respect to such Purchased Batch.

(d)  Distributions to the Provider Generally.
Distributions to the Provider on each Settlement Date shall be deposited in an account designated by the Provider to the Program Manager from time to time provided, that, upon the occurrence of the Accumulation Date distributions to the Provider shall not be made until the Provider shall have paid all amounts then due and owing to the Purchaser under this Agreement.

SECTION 1.05.  Allocation of Servicer
Responsibilities. (a) Tracking of purchases, Collections and other transactions pertaining to each Purchased Batch shall be administered by the Master Servicer in a manner consistent with the terms of this Agreement. The responsibilities of the Provider to the Master Servicer have been set forth in Exhibit XI attached hereto. The Provider shall cooperate fully with the Master Servicer in establishing and maintaining the Transmission of the Receivable Information, including, without limitation, the matters described in
Exhibit XI, and shall provide promptly to the Master Servicer such other information, to the extent available and otherwise permitted to be provided under applicable law and regulation, that may be necessary or desirable for the administration of Collections on the Purchased Receivables as may be reasonably requested from time to time.

(b) The Purchaser hereby appoints the Provider as its agent for the administration and servicing obligations set forth in Exhibit IX hereto (the "Primary Servicer Responsibilities"), and the Provider hereby accepts such appointment and agrees to perform the Primary Servicer Responsibilities. The Purchaser may, at any time following the occurrence of a Servicer
Termination Event (and shall, without requirement of notice to any party, upon a Servicer Termination Event resulting from the events described in clauses (g) or (j) of Exhibit V hereto), designate the Master Servicer or any other Person to succeed the Provider as its agent for performance of the Primary Servicer Responsibilities. As compensation for the performance of the Primary Servicer Responsibilities, the Purchaser shall pay to the Provider (or any successor to the Provider who performs such Primary Servicer Responsibilities) an A/R Collection Fee with respect to each Purchased Batch. The A/R Collection Fee with respect to each Purchased Batch shall be payable to the Provider (so long as the Provider is performing the Primary Servicer Responsibilities) on the first Settlement Date on which the Aggregate Batch Discounts for such Purchased Batch have been paid in full in accordance with the provisions of Section 1.04(c) of this Agreement.


                     ARTICLE II
             INSURER PAYMENT MECHANICS;
      GOVERNMENTAL ENTITIES PAYMENT MECHANICS;
             EOB'S; MISDIRECTED PAYMENTS

SECTION 2.01.  Insurer Payment Mechanics.
(a) On or prior to the Initial Purchase Date, the Provider and the Purchaser shall have entered into the Depositary Agreement and shall have caused the Lockbox Bank to establish the Purchaser
Lockbox and Purchaser Lockbox Account. The Provider shall prepare, execute and deliver on or prior to the Initial Purchase Date to each Insurer who becomes an Obligor of Designated
Receivables from time to time, with copies to the Purchaser, Notices to Insurers addressed to each such Insurer, which Notice to Insurers shall provide that all checks and EOB's from such Insurers on account of Receivables shall be sent to the Purchaser Lockbox and all wire transfers on account of Eligible Receivables shall be wired directly into the Purchaser Lockbox Account.

(b)  On and after the Initial Purchase Date, the
Provider shall cause all invoices that are sent to Insurers who are qualified to be Obligors of Designated Receivables from time to time (and return envelopes, if provided by the Provider) to set forth only the address of the Purchaser Lockbox as a return address for payment of Receivables and delivery of EOB's, and only the Purchaser Lockbox Account with respect to wire transfers for payment of Receivables. The Provider hereby further covenants and agrees to instruct and notify each of the members of the Provider's accounting and collections staff to provide identical information in communications with such Insurers with respect to Collections, wire transfers and EOB's.

SECTION 2.02.  Governmental Entities Payment
Mechanics. (a) On or prior to the Initial Purchase Date, the Provider and the Purchaser shall have entered into the Depositary Agreement, and the Provider shall have caused the Lockbox Bank to establish the Provider Lockbox and the Provider Lockbox Account. The Provider shall prepare, execute and deliver to the Purchaser on or prior to the Initial Purchase Date, Notices to Governmental Entities addressed to each Governmental Entity or its fiscal intermediary who is an Obligor of Receivables, which Notice to Governmental Entities shall provide that all checks and EOB's from Governmental Entities on account of Receivables shall be sent to the Provider Lockbox and all wire transfers on account of Receivables shall be wired directly into the Provider Lockbox Account.

(b)  On and after the Initial Purchase Date, the
Provider shall cause all invoices that are sent to Governmental Entities who are qualified to be Obligors of Designated
Receivables from time to time (and return envelopes, if provided by the Provider) to set forth only the address of the Provider Lockbox as a return address for payment of Receivables and delivery of EOB's, and only the Provider Lockbox Account with respect to wire transfers for payment of Receivables. The Provider further covenants and agrees to instruct and notify each of the members of the Provider's accounting and collections staff to provide identical information in communications with Governmental Entities with respect to Collections, wire transfers and EOB's.

SECTION 2.03.  Misdirected Payments; EOB's.  (a)
In the event that the Provider receives an EOB or a Misdirected Payment from an Insurer in the form of a check, the Provider shall send to the Purchaser Lockbox such Misdirected Payment, together with the EOB and the envelope in which such payment was received, by messenger, courier or overnight mail, duly indorsed over to the Purchaser. In the event that the Provider receives a Misdirected Payment from a Governmental Entity in the form of cash or a check, the Provider shall send to the Provider Lockbox such Misdirected Payment by messenger, courier or overnight mail together with the EOB. In the event the Provider receives a Misdirected Payment in the form of a wire transfer, the Provider shall immediately wire transfer the amount of such Misdirected Payment directly into the Purchaser Lockbox Account. All such Misdirected Payments and EOB's shall be sent promptly upon receipt thereof, and in no event later than 11:00 A.M., local time, on the first Business Day after receipt thereof.

(b) If a Misdirected Payment in the form of a check is received by the Purchaser more than six days after the postmark date on the envelope enclosing a check from the Obligor (or, if no such envelope is sent to the Purchaser Lockbox Account by the Provider, more than six days after the date of such check or wire transfer with respect thereto), then the Provider shall pay interest on such Misdirected Payment to the Purchaser from such sixth subsequent day to and including the date such check is received in the Purchaser Lockbox Account, at the Annual Yield then in effect.

(c) The Provider hereby agrees and consents to the Purchaser directing the Primary Servicer to take such actions as are reasonably necessary to ensure that future payments from the Obligor of a Misdirected Payment shall be made in accordance with the intent of Article II hereof and any Notice previously delivered to such Obligor, including, without limitation, (i) executing on the Provider's behalf and delivering to such Obligor a new Notice, and (ii) contacting such Obligor by telephone to confirm the instructions previously set forth in the Notice to such Obligor. Upon the Purchaser's request, the Provider shall promptly (and in any event, within two Business Days from such request) take such similar actions as the Purchaser may reasonably request.

SECTION 2.04.  Unidentified Payments;
Purchaser's Right of Presumption. The Provider agrees and consents that the Purchaser Group may apply any payment it receives from an Obligor against a Purchased Batch if the Purchaser Group is unable in good faith (after utilizing reasonable efforts to consult with the Provider) to determine from the information in the EOB whether such payment from an Obligor relates to a Purchased Receivable.

SECTION 2.05.  No Rights of Withdrawal.   The
Provider shall have no rights of direction or withdrawal with respect to amounts held in the Purchaser Lockbox Account.


                  ARTICLE III
     REPRESENTATIONS AND WARRANTIES; COVENANTS;
              EVENTS OF TERMINATION

SECTION 3.01.  Representations and Warranties;
Covenants. (a) The Provider hereby makes on the Closing Date, the Initial Purchase Date and each subsequent Purchase Date the representations and warranties, and hereby agrees to perform and observe the covenants, set forth in Exhibits III(1) and IV, respectively, hereto.

(b) The Purchaser hereby makes the representations and warranties set forth in Exhibit III(2) hereto.

SECTION 3.02.  Events of Termination; Servicer
Termination Events. (a) If any Event of Termination shall occur and be continuing, the Purchaser may, by notice to the Provider, take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (except with respect to the Event of Termination in clause (g) of Exhibit V, in which case the Facility Termination Date shall be deemed to have occurred automatically and without notice), and (y) without limiting any rights hereunder, terminate the appointment of the Provider to perform any or all of the Primary Servicer Responsibilities. Upon any such declaration or designation, the Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

(b) If a Servicer Termination Event shall occur and be continuing, the Purchaser, by writtten notice to the Provider (except for a Servicer Termination Event described in clause (a) of Exhibit X, which shall not require independent notice under this
Section 3.02(b)), may terminate the appointment of the Provider to perform any or all of the Primary Servicer Responsibilities.


                   ARTICLE IV
        REPURCHASE; SETOFF; INDEMNIFICATION;
            GRANT OF SECURITY INTEREST

SECTION 4.01.  Indemnification and Set-Off
Rights for Repurchase Receivables.  (a)  If any Purchased
Receivable ceases to be an Eligible Receivable as a result of either
(x) such Purchased Receivable becoming a Redirected Receivable, or (y) the material inaccuracy as at the relevant Purchase Date of any other representation or warranty contained herein relating to a Purchased Receivable (each, a "Repurchase Receivable"), then the Provider shall, on the next Settlement Date, repurchase such Repurchase Receivable from the Purchaser (effectuated pursuant to the Purchaser's set-off rights as set forth in Section 4.03, unless the Provider elects to repurchase the Repurchase Receivable in cash) at a repurchase price (the "Repurchase Price") equal to (x) the Initial Disbursement with respect to such Repurchase
Receivable, minus (y) any cash proceeds theretofore received by the Purchaser with respect to such Repurchase Receivable, plus (z) interest equal to the Annual Yield on the average outstanding difference between clauses (x) and (y) from and including the fifth Business Day following the Purchase Date of such Repurchase Receivable to the date the Repurchase Price is received by the Purchaser.

(b) For ease of administration, the Purchaser shall be entitled to presume that the failure of any Purchased Receivable (or portion thereof) to be paid in full on or after the 180th day following the Last Service Date thereof is the result of a material inaccuracy of a representation or warranty contained herein with respect to such Purchased Receivable, unless the Purchaser shall have actual knowledge or otherwise receive notice to the contrary (such as, by way of example, actual knowledge of the financial inability of an Obligor to pay its obligations represented by a Receivable). In the event the Purchaser receives the Repurchase Price for any such Purchased Receivable and it is thereafter determined that the failure of such Purchased Receivable to be paid in full was not the result of a material inaccuracy of a representation or warranty contained herein, the parties hereto shall make an appropriate adjustment in the payments due hereunder on the next Settlement Date.

(c)  Upon receipt by the Purchaser of the
Repurchase Price with respect to any Repurchase Receivable, the Purchaser automatically and without further action shall be deemed to have sold, transferred and assigned to the Provider all of the ownership rights of the Purchaser in such Repurchase Receivable without any representation, warranty or recourse whatsoever, and thereafter no member of the Purchaser Group shall have any further servicing or other obligation to the Provider with respect to such Repurchase Receivable.

SECTION 4.02.  Indemnities by the Provider.
Without limiting any other rights that the Purchaser, the Program Manager, the Master Servicer or any of their respective Affiliates (together with their respective officers, directors, shareholders and lenders, each, an "Indemnified Party") may have hereunder or under applicable law (but only to the extent that the rights of repurchase and setoff set forth in Sections 4.01 and 4.03 hereof do not satisfy a below-described claim of any Indemnified Party), the Provider hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including, without limitation, reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from any of the following:

(a)  the sale of any Designated Receivable
which purports to be part of a Purchased Batch but which is not, at the date of such sale, the type of Receivable described in subsection (i) of Exhibit III to this Agreement;

(b)  any representation or warranty or
statement made or deemed made by the Provider (or any of its officers) under or in connection with this Agreement which shall have been incorrect in any material respect when made;

(c)  the failure by the Provider or any
Purchased Receivable to comply with any applicable law, rule or regulation with respect to such Purchased
Receivable;

(d) any dispute, claim, set-off or defense to the payment, in whole or in part, of any Purchased
Receivable (including, without limitation, a defense based on such Purchased Receivable not being a legal, valid and binding obligation) or any other claim resulting from the services or merchandise related to such Purchased
Receivable or the furnishing or failure to furnish such services or merchandise or relating to collection activities with respect to such Purchased Receivable (if such collection activities were performed by the Provider or any of its Affiliates acting as Servicer), provided, however, this clause (d) shall not be deemed to include any dispute, claim, set-off or defense to the payment of any Purchased Receivable (i) arising out of the financial inability of an Obligor to pay its obligations represented by such Purchased Receivable, or (ii) arising after the sale of such Receivable to the Purchaser hereunder and arising directly as a result of actions or omissions by any member of the Purchaser Group; or

(e)  the commingling by the Provider of
Collections of Purchased Receivables at any time with other funds of the Provider.

SECTION 4.03.  Right of Set-Off.  Unless the
Provider notifies the Purchaser in writing that it desires to pay on the date when due the Repurchase Price under Section 4.01 or any Indemnified Amounts under Section 4.02 and the Provider makes such payment to the Purchaser in immediately available funds on such date, the Provider hereby irrevocably instructs the Purchaser to set-off the full amount of the Repurchase Price or the Indemnified Amounts or any fees due to outside servicers pursuant to subsection (e) of Exhibit IX of this Agreement, as the case may be, against (i) any amounts required to be remitted to the Provider pursuant to Sections 1.04 or 1.05 hereof or otherwise, or (ii) the Initial Disbursements with respect to Designated Receivables to be purchased on or after such date. No further notification, act or consent of any nature whatsoever is required prior to the right of the Purchaser to exercise such right of set-off, provided, however, a member of the Purchaser Group shall notify the Provider that a set-off pursuant to this Section 4.03 occurred, the amount of such set-off and a description of the Repurchase Receivable, Indemnified Amounts or fees due to outside servicers, as the case may be.


                     ARTICLE V
                   MISCELLANEOUS

SECTION 5.01.  Amendments, etc.  No amendment
or waiver of any provision of this Agreement or consent to any departure therefrom by a party hereto shall be effective unless in a writing signed by the Purchaser and the Provider and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser or the Provider to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 5.02.  Notices, etc.  All notices and other
communications hereunder shall, unless otherwise stated herein, be in writing (which may include facsimile communication) and shall be faxed or delivered, (i) to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other party hereto, and (ii) to the Program Manager and the Master Servicer at the addresses set forth on Schedule I attached hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

SECTION 5.03.  Assignability.  (a)  This
Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(b) This Agreement and the Purchaser's rights and obligations hereunder (including ownership of the Purchased Receivables in each Purchased Batch) shall be assignable by the Purchaser and its successors and assigns. The Provider hereby acknowledges that the Purchaser is granting Daiwa Finance Corporation a security interest in this Agreement and all of the Purchaser's rights, title and interests hereunder (including the Purchased Receivables).

(c) The Provider may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

SECTION 5.04.  Further Assurance.  The Provider
shall, at its cost and expense, upon the request of the Purchaser, duly execute and deliver, or cause to be duly executed and delivered, to the Purchaser such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Purchaser to carry out more effectively the provisions and purposes of this Agreement.

SECTION 5.05.  Costs and Expenses.  In addition
to the rights of indemnification granted under Section 4.02 hereof, the Provider agrees to pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Agreement and any waiver, modification, supplement or amendment hereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Purchaser and its Affiliates in connection with the enforcement of this Agreement. The Provider further agrees to pay on demand (a) all documented costs and expenses incurred by the Purchaser or its agent in connection with periodic audits performed as provided in paragraph (h) of Exhibit IV hereto,
(b) all documented costs and expenses incurred by the Master
Servicer or the Program Manager to accommodate any significant coding or data system changes made by the Provider that would affect the transmission or interpretation of data received through the interface, and (c) all documented costs and expenses incurred by the Purchaser for additional time (calculated at a rate of $85 per hour) and material expenses of the Master Servicer resulting from a lack of cooperation or responsiveness of the Provider to agreed-upon protocol and schedules with the Master Servicer; provided, that the Provider has been informed of the alleged lack of cooperation or responsiveness and has been provided the opportunity to correct such problems. The Provider (w) has delivered to the Purchaser in connection with this Agreement
$25,000 in payment or reimbursement for legal fees and receivable evaluation services rendered by the Purchaser or its agent, (x) is hereby delivering $2,000 in reimbursement for the cost of establishing the interface with the Master Servicer, (y) is hereby delivering to the Purchaser $3,500 in reimbursement of out-of-pocket expenses, and (z) is hereby delivering to the Purchaser in immediately available funds by wire transfer $45,000 for legal and receivable evaluation services rendered by the Purchaser or its agent. The Provider is hereby delivering to the Purchaser on the Closing Date $150,000 in payment of 50% of the $300,000
Advisory Fee due to the Purchaser, and the Provider hereby agrees that it shall pay to the Provider the remaining 50% of the Advisory
Fee on or prior to the earliest to occur of (x) the first anniversary of the Closing Date, (y) the Facility Termination Date, and (z) the Business Day on which the Outstanding Purchase Price of all Purchased Batches equals or exceeds $10,000,000.

SECTION 5.06.  Confidentiality.  (a)  The Provider
and the Purchaser each acknowledge that this Agreement contains confidential and proprietary information. Unless otherwise required by applicable law, the Provider and the Purchaser each hereby agree to maintain the confidentiality of this Agreement (and all drafts and other documents delivered in connection therewith) in communications with third parties and otherwise and to take all reasonable action to prevent the unauthorized use or disclosure of and to protect the confidentiality of such information; provided, that, this Agreement may be disclosed to each of the Provider's and the Purchaser's financial advisers, banks, investors, legal counsel and auditors and rating agencies rating the Provider.

(b)  Each of the Provider and the Purchaser
understands and agrees that the Provider or the Purchaser, as the case may be, may suffer irreparable harm if the Provider or the Purchaser, as the case may be, breaches its obligations under this
Section 5.06 and that monetary damages shall be inadequate to compensate the Provider or the Purchaser, as the case may be, for such breach. Accordingly, the Provider and the Purchaser each agree that, in the event of a breach by the Provider or the Purchaser, as the case may be, of this Section 5.06 the Provider or the Purchaser, as the case may be, in addition and not in limitation of its rights and remedies under law, shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction to prevent or restrain any such breach by the Provider or the Purchaser, as the case may be.

SECTION 5.07.  Term and Termination; Early
Termination Fee. (a) This Agreement shall continue in full force and effect from the Closing Date until the Final Payment Date; provided, however, that the occurrence of the Final Payment Date shall not terminate any security interest of the Purchaser or relieve or discharge the Provider or the Purchaser of their respective duties, obligations or covenants hereunder with respect to any Purchased Receivables purchased prior to the Final Payment Date, and all the terms, provisions and conditions of this Agreement shall remain in effect for such purpose until such obligations have been satisfied and performed in full.

(b) If the Facility Termination Date shall occur prior to July 31, 1999 for any reason, the Provider shall pay to the Purchaser an Early Termination Fee of $200,000.

SECTION 5.08.  Sale Treatment.  The Provider and
the Purchaser have structured the transactions contemplated by this Agreement with respect to each Purchased Batch as a sale, and the Provider and the Purchaser agree to treat each such transaction as a sale for all purposes, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). The Provider will advise all persons inquiring about the ownership of the Purchased Receivables that all Purchased Receivables have been sold to the Purchaser. The parties hereto hereby acknowledge and agree that, except as otherwise expressly provided herein
(including, without limitation, pursuant to Exhibits III and VII and Article IV hereof), all sales of Purchased Receivables by the Provider hereby shall be and are without recourse or representation or warranty of any kind, express or implied. The Provider will pay all taxes (other than taxes directly relating to the income of the Purchaser), if any, relating to the transactions contemplated under this Agreement, including, without limitation, the purchase and transfer of each Purchased Batch to the Purchaser.

SECTION 5.09.  Grant of Security Interest.  In the
event that, contrary to the mutual intent of the Provider and the Purchaser, a court of competent jurisdiction determines that the purchase of a Purchased Batch should not be characterized as a sale, the Provider shall, effective as of the Initial Purchase Date, be deemed to have granted (and the Provider hereby does grant) to the Purchaser a first priority security interest in and to any and all Purchased Receivables and the proceeds thereof to secure the repayment of all amounts advanced to the Provider hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement. With respect to such grant of a security interest, the Purchaser may at its option exercise from time to time any and all rights and remedies available to it under the UCC or otherwise. The Provider agrees that five days shall be reasonable prior notice of the date of any public or private sale or other disposition of all or any of the Purchased Receivables.

SECTION 5.10.  No Liability of Purchaser.  (a)
Neither this Agreement nor any document executed in connection herewith shall constitute an assumption by the Purchaser of any obligation to an Obligor.

(b) Notwithstanding any other provision herein, no recourse under any obligation, covenant, agreement or instrument of the Purchaser contained herein or with respect hereto shall be had against any Related Person whether arising by breach of contract, or otherwise at law or in equity (including any claim in tort), whether express or implied, it being understood that the agreements and other obligations of the Purchaser herein and with respect hereto are solely its corporate obligations; provided, however, nothing herein above shall operate as a release of any liability which may arise as a result of such Related Person's gross negligence or willful misconduct. The provisions of this Section
5.10 shall survive the termination of this Agreement.

SECTION 5.11.  Attorney-in-Fact.  The Provider
hereby irrevocably designates and appoints the Purchaser, the Master Servicer and each other Person in the Purchaser Group, to the extent permitted by applicable law and regulation, as its attorneys-in-fact with respect to all Purchased Receivables, which irrevocable power of attorney is coupled with an interest, with authority, upon the occurrence and continuance of an Event of Termination or Servicer Termination Event, to (i) endorse or sign the Provider's name to financing statements, remittances, invoices, assignments, checks (other than payments from Governmental
Entities), drafts or other instruments or documents in respect of the Purchased Receivables, (ii) notify Insurers to make payments on the Purchased Receivables directly to the Purchaser, and (iii) bring suit in the Provider's name and settle or compromise such Purchased Receivables as the Purchaser or the Master Servicer may, in its discretion, deem appropriate.

SECTION 5.12.  Entire Agreement; Severability.

(a) This Agreement, including all exhibits hereto, embodies the entire agreement and understanding of the parties concerning the subject matter contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties, whether written or oral.

(b) If any provision of this Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Agreement shall continue in full force and effect.

SECTION 5.13.  GOVERNING LAW.  THIS
AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE
STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE
CONFLICT OF LAWS PRINCIPLES THEREOF EXCEPT TO
THE EXTENT THAT ISSUES OF PERFECTION ARE
GOVERNED BY THE LAWS OF ANOTHER JURISDICTION).

SECTION 5.14.  WAIVER OF JURY TRIAL,
JURISDICTION AND VENUE.  EACH PARTY HERETO
HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED
BY APPLICABLE LAW, ALL RIGHTS TO A TRIAL BY JURY
IN THE EVENT OF ANY LITIGATION WITH RESPECT TO
ANY MATTER RELATED TO THIS AGREEMENT, AND
HEREBY IRREVOCABLY CONSENTS TO THE
JURISDICTION OF THE STATE AND FEDERAL COURTS
LOCATED IN NEW YORK COUNTY, NEW YORK CITY,
NEW YORK IN CONNECTION WITH ANY ACTION OR
PROCEEDING ARISING OUT OF OR RELATING TO THIS
AGREEMENT.  IN ANY SUCH LITIGATION, EACH PARTY
HERETO WAIVES PERSONAL SERVICE OF ANY
SUMMONS, COMPLAINT OR OTHER PROCESS AND
AGREES THAT SERVICE THEREOF MAY BE MADE BY
CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH
PARTY AT ITS ADDRESS SET FORTH ON THE SIGNATURE
PAGES HEREOF. EACH PARTY HERETO SHALL APPEAR
IN ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER
PROCESS WITHIN THE TIME PRESCRIBED BY LAW,
FAILING WHICH SUCH PARTY SHALL BE DEEMED IN
DEFAULT AND JUDGMENT MAY BE ENTERED BY THE
OTHER PARTY FOR THE AMOUNT OF THE CLAIM AND
OTHER RELIEF REQUESTED THEREIN.

SECTION 5.15.  Execution in Counterparts.  This
Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 5.16.  No Proceedings.  The Provider
hereby agrees that it will not institute against the Purchaser any proceeding of the type referred to in paragraph (g) of Exhibit V so long as any senior indebtedness issued by the Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such senior indebtedness shall have been outstanding.

SECTION 5.17.  Survival of Termination.  The
provisions of Article IV (and the representations and warranties with respect thereto) and Sections 5.05, 5.06 and 5.16 shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PROVIDER:         UNILAB CORPORATION


                  By:
                  Name:
                  Title:

                  18448 Oxnard Street
                  Tarzana, California 91356
                  Facsimile Number: (818) 757-3809

                  Trade names:
                  Prior names: MetCal Inc.


PURCHASER:        DAIWA HEALTHCO-2 LLC

                  By:
                  Title:

                  c/o Lord Securities Corporation
                  Two Wall Street
                  New York, NY  10005
                  Attention:  Andrew L. Stidd
                  Facsimile Number:  (212) 346-9012